EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan, 1995 Stock Option/Issuance Plan and 1997 Stock Incentive Plan of Nanogen, Inc. of our report dated January 16, 1998, except for the last paragraph of Note 4 as to which the date is January 29, 1998, included in the Registration Statement (Form S-1 No. 333-42791) for the registration of 1,514,525 shares of its common stock.

                                                     ERNST & YOUNG LLP

                                                     /s/ ERNST & YOUNG LLP

San Diego, California
April 15, 1998